U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 22, 2005
                               ------------------



                             PACIFIC FUEL CELL CORP.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)



          Nevada                       000-28031                80-0043875
          ------                       ---------                ----------
State or other jurisdiction      Commission File Number    (IRS Employer ID No.)
     of incorporation)


                               131 N. Tustin Ave.
                                    Suite 100
                                   Tustin, CA
                                   ----------
                    (Address of principal executive offices)

                                      92780
                                      -----
                                   (Zip Code)


                                 (714) 564-1693
                                 --------------
                           (Issuer's Telephone Number)

Item 2.02.  Results of Operations and Financial Conditions

We are filing this report to announce that we have completed the prototype of our proprietary nanostructured Membrane Electrode Assembly (nanoMEA). According to Dr. Yushan Yan, a member of our Board of Directors, the new carbon nanomaterial based MEAs have shown excellent performance for both hydrogen and methanol fuel cells. For example, this technology uses 75% less platinum while exceeding the performance of current state of the art MEAs for methanol fuel cells. The carbon nanomaterials are used as the support of platinum or platinum alloy catalysts. Another major advantage of these carbon nanomaterials is their higher corrosion resistance and thus longer lifetime than carbon black.

As a result, we believe that it is now economically feasible to increase the length of time that electronic and other products can operate without the necessity of constant recharging.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Number            Exhibit
------            -------

99.1              Press Release of Pacific Fuel Cell Corporation Dated September
                  22, 2005.










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

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PACIFIC FUEL CELL CORP.
                                        (Registrant)

                                        Dated: September 22, 2005


                                        By:      s/Ken Inouye
                                           ------------------------------------

                                                           Ken Inouye, Secretary

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